Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of China Ceramics Co., Ltd. (the "Company"), does hereby certify, to such officer's knowledge, that the Annual Report on Form 20-F for the year ended December 31, 2019 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHINA CERAMICS CO., LTD.

May 20, 2020	By:	/s/ Huang Meishuang
Name: Huang Meishuang
Title: Chief Executive Officer (Principal Executive Officer)

May 20, 2020	By:	/s/ Hen Man Edmund
Name: Hen Man Edmund
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)